UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 10, 2015 (the “Closing Date”), Recro Pharma, Inc. (the “Company”) completed its previously announced acquisition from Alkermes plc, a private limited company incorporated in Ireland (“Alkermes”), of worldwide rights to meloxicam IV/IM (“Meloxicam”) and a contract manufacturing facility and formulation business, through the acquisition of certain subsidiaries of Alkermes (the “Acquisition”).

Pursuant to the terms of a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated March 7, 2015, among the Company, its wholly-owned subsidiary, Recro Pharma LLC, a Delaware limited liability company (“Recro LLC”), Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), Daravita Limited, a private limited company incorporated in Ireland (“Daravita”), and Eagle Holdings USA, Inc., a Delaware corporation (together with APIL, collectively, the “Sellers”), Recro Pharma purchased the Sellers’ right, title and interest in (a) all of the issued and outstanding membership units of DV Technology LLC, a newly-formed Delaware limited liability company (“DV”), which, prior to the closing of the Purchase and Sale Agreement (the “Closing”), acquired substantially all of the assets and liabilities of Daravita; and (b) all of the issued and outstanding membership units of Alkermes Gainesville LLC, a Massachusetts limited liability company (“Gainesville,” and together with DV, the “Transferred Entities”).

Pursuant to the Purchase and Sale Agreement, on the Closing Date Recro LLC paid approximately $52 million in cash consideration, as adjusted for estimated working capital of the Transferred Entities as of the Closing Date (the “Cash Purchase Price”), and delivered to APIL a warrant to purchase 350,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to $19.46 per share (the “Alkermes Warrant”). The Cash Purchase Price is subject to a final adjustment for working capital of the Transferred Entities within 60 days of the Closing Date. Future consideration payable under the Purchase and Sale Agreement includes up to $120 million in milestone payments upon the achievement of certain regulatory and commercial milestones related to Meloxicam and royalties between 10% and 12% on net sales of Meloxicam.

Gerri Henwood, President, Chief Executive Officer and director of the Company, served as a member of the board of directors of Alkermes until her resignation on March 7, 2015. The Purchase and Sale Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors (the “Board”), including all of the disinterested members. The consideration payable under the Purchase and Sale Agreement was determined through arm’s length negotiations between the parties.

Recro LLC funded the Cash Purchase Price with $50 million in borrowings under its previously announced Credit Agreement (the “Credit Agreement”), dated as of March 7, 2015, with OrbiMed Royalty Opportunities II, LP (“Orbimed”), which closed on the Closing Date, together with cash on hand. On the Closing Date, Recro LLC and Orbimed entered into a First Amendment to the Credit Agreement (the “First Amendment”) pursuant to which, among other things, Recro LLC and Orbimed agreed to modify certain covenants and deliveries, including, among other things, to provide that certain permits, insurance endorsements, title insurance materials and bailee letters may be obtained by Recro LLC and delivered to Orbimed after the Closing Date. The other terms of the Credit Agreement remain unchanged. On the Closing Date, the Company granted a warrant to OrbiMed (the “Orbimed Warrant, and together with the Alkermes Warrant, the “Warrants”) to purchase 294,928 shares of Common Stock at a price equal to $3.28 per share, subject to certain adjustments as specified in the Orbimed Warrant.

On the Closing Date, the Company, DV, Gainesville and APIL entered into a transition services agreement (the “Transition Services Agreement”) pursuant to which APIL or its affiliates will provide Gainesville and DV with certain transition services, including data and record transfer services, IT support and consulting services, through June 2016. Data and record transfer services are provided at cost, IT support services are provided at an hourly rate plus costs, and consulting services are provided at the cost of the consultant’s salary plus costs. On the Closing Date, Gainesville and APIL also entered into a reverse transition services agreement pursuant to which Gainesville will provide APIL with certain transition services, including data transfer services, records maintenance, product review and regulatory testing, through June 2016. Data transfer services are provided at cost and records maintenance, product review and regulatory testing services are provided at a fully burdened cost (which includes allocable overhead).

As a result of the transaction, Gainesville and DV became wholly-owned subsidiaries of Recro LLC. Immediately following the Closing, Recro LLC merged with and into Gainesville, and the surviving entity, a wholly-owned subsidiary of the Company, changed its name to Recro Gainesville LLC. In addition, immediately following the Closing, DV changed its name to Recro Technology LLC.

DV’s acquisition of substantially all of the assets of Daravita was effected through an Asset Transfer and License Agreement (the “Transfer and License Agreement”), dated April 10, 2015, between APIL and DV, pursuant to which APIL transferred to DV the portion of its controlled drug development business which had been held by Daravita, comprising of certain intellectual property and contract assets, as well as intellectual property licenses from APIL for certain technologies used in the manufacture and development of certain pharmaceuticals. Consideration under the Transfer and License Agreement included an up-front cash payment and future payments identical to those due under the Purchase and Sale Agreement. Future payments made under the Purchase and Sale Agreement will satisfy the future payment obligations under the Transfer and License Agreement.

Within 60 days following the Closing Date, the Company and Recro Gainesville LLC will enter into a supply agreement with certain of the Sellers pursuant to which Sellers will provide the Company with clinical and, at the Company’s election, commercial, supplies of Meloxicam.

The foregoing descriptions of the Purchase and Sale Agreement, the First Amendment, the Transition Services Agreement and the Transfer and License Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase and Sale Agreement, the First Amendment, the Transition Services Agreement and the Transfer and License Agreement, respectively. Copies of the Purchase and Sale Agreement and the First Amendment are attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015 and Exhibit 10.1 hereto, respectively, and each is incorporated herein by reference. Copies of the Transition Services Agreement and the Transfer and License Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015. A copy of the press release announcing the completion of the Acquisition is also attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

This information in Item 2.01 above is incorporated into this Item 3.02 by reference.

The Warrants were issued on the Closing Date and are exercisable until the seventh anniversary of the Closing Date. The number of shares for which the Warrants are exercisable and the associated exercise prices are subject to certain adjustments as set forth in the Warrants. The holders of the Warrants have the right to net exercise any outstanding Warrants for shares of Common Stock. As specified in each of the Warrants, upon a change of control of the Company, to the extent that the Warrants are not assumed by the acquiring entity or, in the case of the Orbimed Warrant, automatically exercised, the holder can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding Warrants.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the shares of Common Stock issuable pursuant to such Warrants (the “Warrant Shares”). As part of executing the Purchase and Sale Agreement and the Credit Agreement and receiving the Warrants and the Warrant Shares, Orbimed and each of the Sellers each represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by them will be acquired solely for their own account for investment and not with a view to or for sale or distribution of the Warrants or the Warrant Shares or any part thereof.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrants, forms of which were attached as Exhibit 4.1 and Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 11, 2015 and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on the Closing Date, in recognition of the successful negotiation, signing and closing of the Acquisition, the Board, based on the approval of and recommendation by the Committee, approved increases to the base salaries of each of the Company’s executive officers, including its named executive officers.

The table below sets forth the new base salaries for each of the Company’s named executive officers. Potential bonus goals will be adjusted accordingly.

Executive Officer	Base Salary
Gerri A. Henwood President and Chief Executive Officer	$478,300
Charles Garner Chief Financial Officer, Chief Business Officer and Treasurer	$323,300
Randall Mack Senior Vice President, Development, and Secretary	$323,300

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Document

2.1	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36329) filed with the Securities and Exchange Commission on March 11, 2015) *

10.1	First Amendment to Credit Agreement, dated April 10, 2015, by and among Recro Pharma LLC and Orbimed Royalty Opportunities II, LP

99.1	Recro Pharma, Inc. press release, dated April 13, 2015

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015
Recro Pharma, Inc.

	By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36329) filed with the Securities and Exchange Commission on March 11, 2015) *

10.1	First Amendment to Credit Agreement, dated April 10, 2015, by and among Recro Pharma LLC and Orbimed Royalty Opportunities II, LP

99.1	Recro Pharma, Inc. press release, dated April 13, 2015

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.